Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Financial Results for the Third Quarter Ended June 30, 2008

Company Achieving Significant Progress on Strategic Initiatives and Diversification of Customer Base

EXTON, Pa.—(BUSINESS WIRE) - Innovative Solutions & Support, Inc. (NASDAQ:ISSC) today announced results for the third quarter and nine months ended June 30, 2008.

Results for the third quarter show continued progress against the Company’s long term objectives with revenues rising on a sequential basis for the second consecutive quarter and gross margins continuing to expand.

For the third quarter of fiscal 2008, the Company reported revenues of $8.8 million, up 50 percent from the third quarter of fiscal 2007 and also up sequentially from revenues of $6.8 million in the second quarter of fiscal 2008.  Revenues in the third quarter of fiscal 2008 quarter include $4.9 million in Flat Panel Display product shipments, $2.3 million of Air Data product shipments, and nearly $1.6 million of engineering modification and development revenues.

Gross margins in the third quarter of fiscal 2008 rose to 47.8%, up on a year-over-year basis from 37.7% in last year’s third quarter and also up sequentially from 44.4% in the second quarter of fiscal 2008.

For the quarter ended June 30, 2008, the Company reported a net loss of $(4.3) million, or ($0.25) per fully diluted share, compared to a net loss of $(1.35) million or $(0.08) per fully diluted share in the third quarter a year ago.  On a sequential basis, results improved from the loss of ($7.1) million or ($0.42) per fully diluted share reported for the second quarter of the current fiscal year.  The third quarter loss includes a $2.5 million non-cash impairment charge related to acquired engineering software which is no longer part of the Company’s product offering.  Legal expenses related to the Company’s intellectual property dispute were $0.5 million and $1.7 million before taxes, for the third quarter of fiscal 2008 and 2007, respectively.

Total backlog at June 30, 2008 was $71.4 million.

Update on Strategic Initiatives

Among the many notable accomplishments in the quarter:

•                  FedEx – The first B767 aircraft with IS&S Displays is in service and is being used to train ground and ramp personnel; additional Flat Panel Displays are now being shipped to support their aircraft modification schedule.

•                  American Airlines has commenced initial flight testing of aircraft with IS&S Cockpit Flat Panel Displays, a critical achievement in the ramp of the production schedule.

•                  The high level of in-service performance and reliability on the increasing number of aircraft flying with an IS&S FPD system is driving interest from a broadening assortment of business, commercial and military markets.

•                  Software release 1.5 for the Eclipse E500 was delivered on time, enabling EAC to expand flight management and planning capabilities of the aircraft.

•                  Coast Guard C130 aircraft using IS&S Engine Information Display Systems have been placed into service.

•                  Cessna presently has IS&S Flat Panel Display Development Units undergoing ground testing.

•                  The United States District Court for the Western District of Tennessee has awarded the Company damages, interest and fees aggregating more than $23 million in the intellectual property dispute.  The Company’s financial statements do not yet recognize this award.

Year-To-Date Results

Revenues for the first nine months of fiscal 2008 were $20.3 million, compared to revenues of $13.2 million in the nine months ended June 30, 2007. The Company incurred a net loss of $(15.5) million, or $(0.92) per diluted share, for the first nine months of fiscal 2008 compared to a net loss of $(4.8) million, or $(0.29) per fully diluted share in the nine months ended June 30, 2007.  For the nine months ended June 30, 2008, the Company recorded income tax expenses of $1.1 million, which included a valuation allowance on the net deferred tax assets carried on its balance sheet of $6.0 million during the first nine months of fiscal 2008, in contrast to a $3.5 million tax benefit recorded in the comparable year earlier period.

Please refer to the accompanying schedules highlighting the Company’s Statement of Operations and Balance Sheet.

The company will host a conference call tomorrow morning, July 31, 2008 at 10:00 am local time (EDT) to discuss these results as well as our business outlook. Please call 888-562-3654 to participate. The conference call ID# is: 54818128. Also, our web site (www.innovative-ss.com) will carry the conference call live and have it available for subsequent listening for a period of 30 days.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Flat Panel Display Systems, Air Data equipment, Flight Information Computers, Engine and Fuel Measurement and Control Computers, and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation, airspeed and altitude as well as fuel and instrument measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

 Innovative Solutions and Support, Inc.

Condensed Consolidated Balance Sheet

(unaudited)

	June 30, 2008	September 30, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,070,896	$49,151,078
Accounts receivable	4,963,603	6,248,606
Inventories	10,953,948	9,363,795
Deferred income taxes	46,343	899,895
Prepaid expenses and other current assets	1,274,872	6,208,804
Total current assets	58,309,662	71,872,178

Property and equipment, net	9,185,813	9,377,337

Other assets	505,780	3,336,270

TOTAL ASSETS	$68,001,255	$84,585,785

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of capitalized lease obligation	$9,908	$9,908
Accounts payable	2,941,848	4,077,789
Accrued expenses	3,107,057	4,670,832
Deferred revenue	489,750	660,415
Total current liabilities	6,548,563	9,418,944

Note payable	4,335,000	4,335,000
Long term portion of capitalized lease obligation	40,170	47,542
Deferred revenue	2,949	50,520
Deferred income taxes	46,343	—
Other liabilities	223,893	—

SHAREHOLDERS’ EQUITY:
Common stock	18,174	18,161
Additional paid-in capital	45,619,362	44,607,993
Retained earnings	29,310,407	44,194,053
Treasury stock	(18,143,606)	(18,086,428)
Total shareholders’ equity	56,804,337	70,733,779

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$68,001,255	$84,585,785

Innovative Solutions and Support, Inc.

Condensed Consolidated Statement of Operations

(unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	June 30	June 30	June 30	June 30
	2008	2007	2008	2007
Net sales:
Product	$7,178,212	$3,981,660	$17,290,973	$10,316,479
Engineering - Modification & Development	1,573,097	1,862,745	3,020,343	2,911,872
Total net sales	8,751,309	5,844,405	20,311,316	13,228,351

Cost of sales
Product	3,850,657	1,985,572	10,331,738	6,027,327
Engineering - Modification & Development	717,646	1,653,663	1,686,285	2,663,881
Total cost of sales	4,568,303	3,639,235	12,018,023	8,691,208

Gross profit	4,183,006	2,205,170	8,293,293	4,537,143

Operating expenses:
Research and development	3,221,698	1,107,385	7,738,942	3,912,480
Selling, general and administrative	3,282,183	4,192,013	13,952,535	11,124,795
Asset impairment	2,475,000	—	2,475,000	—
Total operating expenses	8,978,881	5,299,398	24,166,477	15,037,275

Operating loss	(4,795,875)	(3,094,228)	(15,873,184)	(10,500,132)

Interest income - net	251,015	728,454	1,193,036	2,234,718
Other income (expense)	—	—	300,000	—
Loss before income taxes	(4,544,860)	(2,365,774)	(14,380,148)	(8,265,414)

Income tax expense (benefit)	(255,989)	(1,014,917)	1,090,821	(3,456,967)

Net loss	$(4,288,871)	$(1,350,857)	$(15,470,969)	$(4,808,447)

Net loss per common share:
Basic	$(0.25)	$(0.08)	$(0.92)	$(0.29)
Diluted	$(0.25)	$(0.08)	$(0.92)	$(0.29)

Weighted average shares outstanding:
Basic	16,893,499	16,881,900	16,897,313	16,857,164
Diluted	16,893,499	16,881,900	16,897,313	16,857,164